Exhibit 99.1

THE HOME DEPOT ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS;

PROVIDES FISCAL 2008 OUTLOOK

ATLANTA, Feb 26, 2008 – The Home Depot®, the world’s largest home improvement retailer, today reported fiscal 2007 fourth quarter consolidated net earnings of $671 million, or $0.40 per diluted share, compared with $925 million, or $0.46 per diluted share, in the same period in fiscal 2006.  Sales for the fourth quarter totaled $17.7 billion, a 1.5 percent increase from the fourth quarter of fiscal 2006.

The fourth quarter of 2007 consisted of 14 weeks compared with 13 weeks for the prior year.  The 14th week added approximately $1.1 billion in sales for the quarter and the year.  Excluding the 14th week, fourth quarter sales declined by 4.7 percent compared to the fourth quarter of 2006.  Comparable store sales for the quarter declined 8.3 percent.  The additional week had no impact on comparable sales performance for the quarter or the year.

Earnings per diluted share from continuing operations in the fourth quarter of fiscal 2007 were $0.40, compared to $0.42 per diluted share in the fourth quarter of fiscal 2006, a decrease of 4.8 percent.  The 14th week increased earnings per diluted share for continuing operations by approximately $0.04 for the quarter and the year.  Excluding the 14th week, earnings per diluted share from continuing operations declined by 14.3 percent.

Fiscal 2007

For fiscal 2007, consolidated earnings per diluted share decreased 15.1 percent to $2.37 on consolidated net earnings of $4.4 billion, compared to consolidated earnings per diluted share of $2.79 on net earnings of $5.8 billion in fiscal 2006.  Excluding the 53rd week, consolidated earnings per share declined by 16.5 percent.

Earnings per diluted share from continuing operations in fiscal 2007 were $2.27, compared to $2.55 per diluted share in fiscal 2006, a decline of 11.0 percent.  Excluding the 53rd week, earnings per share from continuing operations declined by 12.5 percent.  Sales for fiscal 2007 were $77.3 billion, 2.1 percent below fiscal 2006.  Excluding the 53rd week, sales for fiscal 2007 decreased by 3.5 percent from fiscal 2006.  Comparable store sales for the year declined 6.7 percent.

“This was a difficult year financially, but I believe the progress we made on our key priorities set the foundation for the long term health of our company,” said Frank Blake, chairman & CEO.  “I want to personally thank our associates, who remain passionately dedicated to improving the shopping experience for our customers.”

“We see the home improvement market in 2008 as challenging, but we are going to continue to focus on our five priorities and build on the progress we made in 2007,” Blake said.

-more-

2008 Financial Outlook

•                  Total sales decline of 4 to 5 percent

•                  Negative comps in the mid to high single digit range

•                  Flat to slightly positive gross margin expansion

•                  Operating margin decline of 170 to 210 basis points

•                  Depreciation and amortization expense of approximately $1.9 billion

•                  Income tax rate of 37.2 percent

•                  Continuing operations earnings per share decline of 19 to 24 percent

•                  Capital expenditures of $2.3 billion

•                  55 new store openings with 5 store relocations

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters.  The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

At the end of the fourth quarter, the Company operated a total of 2,234 retail stores, which included 1,950 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 165 stores in Canada, 66 stores in Mexico, 12 stores in China, as well as 2 THD Design Centers, 5 Yardbirds stores and 34 EXPO Design Center® locations.  The Company employs approximately 350,000 associates.  The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

To provide clarity about the Company’s operating performance for the recently completed quarter and year, the Company supplemented the reporting of sales and earnings per share with a non-GAAP measurement to reflect a 14th week of operations which occurred during the fourth quarter of  fiscal 2007.  This supplemental information should not be considered in isolation or as a substitute for the GAAP measurement of sales and earnings per share.

Certain statements contained herein, including any statements related to the state of the home improvement market, the state of the construction and housing markets,  reinvestment plans and our financial outlook for fiscal 2008, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. While these statements are based on currently available information and current expectations and projections about future events, such forward-looking statements may prove to be incorrect.  Risks and uncertainties include but are not limited to:  economic conditions in North America; changes in our cost structure; our ability to attract, train and retain highly qualified associates; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions, improving and streamlining operations, and customers’ in-store experience. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007.

For more information, contact:

Financial Community	News Media
Diane Dayhoff	Ron DeFeo
Sr. Vice President of Investor Relations	Director, Corporate Communications
770-384-2666	770-384-3179
diane_dayhoff@homedepot.com	ron_defeo@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND YEARS ENDED FEBRUARY 3, 2008 AND JANUARY 28, 2007

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended (1)		% Increase	Years Ended (2)		% Increase
	2-3-08	1-28-07	(Decrease)	2-3-08	1-28-07	(Decrease)
NET SALES	$17,659	$17,404	1.5%	$77,349	$79,022	(2.1)%
Cost of Sales	11,605	11,554	0.4	51,352	52,476	(2.1)
GROSS PROFIT	6,054	5,850	3.5	25,997	26,546	(2.1)

Operating Expenses:
Selling, General and Administrative	4,353	4,000	8.8	17,053	16,106	5.9
Depreciation and Amortization	452	393	15.0	1,702	1,574	8.1
Total Operating Expenses	4,805	4,393	9.4	18,755	17,680	6.1

OPERATING INCOME	1,249	1,457	(14.3)	7,242	8,866	(18.3)

Interest (Income) Expense:
Interest and Investment Income	(7)	(5)	40.0	(74)	(27)	174.1
Interest Expense	199	128	55.5	696	391	78.0
Interest, net	192	123	56.1	622	364	70.9

EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	1,057	1,334	(20.8)	6,620	8,502	(22.1)

Provision for Income Taxes	386	493	(21.7)	2,410	3,236	(25.5)

EARNINGS FROM CONTINUING OPERATIONS	671	841	(20.2)	4,210	5,266	(20.1)

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	84	(100.0)	185	495	(62.6)

NET EARNINGS	$671	$925	(27.5)%	$4,395	$5,761	(23.7)%

Weighted Average Common Shares	1,677	1,993	(15.9)%	1,849	2,054	(10.0)%

BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.40	$0.42	(4.8)	$2.28	$2.56	(10.9)
BASIC EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.04	(100.0)	$0.10	$0.24	(58.3)
BASIC EARNINGS PER SHARE	$0.40	$0.46	(13.0)	$2.38	$2.80	(15.0)

Diluted Weighted Average Common Shares	1,680	2,004	(16.2)%	1,856	2,062	(10.0)%

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.40	$0.42	(4.8)	$2.27	$2.55	(11.0)
DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.04	(100.0)	$0.10	$0.24	(58.3)
DILUTED EARNINGS PER SHARE	$0.40	$0.46	(13.0)	$2.37	$2.79	(15.1)

	Three Months Ended (1)		% Increase	Years Ended (2)		% Increase
	2-3-08	1-28-07	(Decrease)	2-3-08	1-28-07	(Decrease)
SELECTED HIGHLIGHTS (3)
Number of Customer Transactions	314	304	3.3%	1,336	1,330	0.5%
Average Ticket	$54.96	$56.27	(2.3)	$57.48	$58.90	(2.4)
Weighted Average Weekly Sales per Operating Store	$553	$617	(10.4)	$658	$723	(9.0)
Square Footage at End of Period	235	224	4.9	235	224	4.9
Capital Expenditures	$1,040	$974	6.8	$3,388	$3,321	2.0
Depreciation and Amortization (4)	$481	$415	15.9	$1,823	$1,682	8.4

(1)	The three months ended 2-3-08 includes 14 weeks. The three months ended 1-28-07 includes 13 weeks.

(2)	The year ended 2-3-08 includes 53 weeks. The year ended 1-28-07 includes 52 weeks.

(3)	Includes continuing operations only.

(4)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF FEBRUARY 3, 2008 AND JANUARY 28, 2007

(Amounts in Millions)

	2-3-08	1-28-07
	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$457	$614
Receivables, net	1,259	3,223
Merchandise Inventories	11,731	12,822
Other Current Assets	1,227	1,341
Total Current Assets	14,674	18,000

Property and Equipment, net	27,476	26,605
Goodwill	1,209	6,314
Other Assets	965	1,344
TOTAL ASSETS	$44,324	$52,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-Term Debt	$1,747	$—
Accounts Payable	5,732	7,356
Accrued Salaries and Related Expenses	1,094	1,307
Current Installments of Long-Term Debt	300	18
Other Current Liabilities	3,833	4,250
Total Current Liabilities	12,706	12,931

Long-Term Debt	11,383	11,643
Other Long-Term Liabilities	2,521	2,659
Total Liabilities	26,610	27,233

Total Stockholders’ Equity	17,714	25,030
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,324	$52,263